EXHIBIT 99.1

$170 Billion in Border and Security Funding Highlights Growing Demand for AI-Powered Surveillance and Machine Vision Technologies

The trend reflects growing demand for OMNIQ’s AI Machine Vision based technology, such as vehicle recognition and intelligent monitoring solutions, to be deployed by OMNIQ across government and enterprise markets

SALT LAKE CITY, June 02, 2026 (GLOBE NEWSWIRE) -- OMNIQ CORP. (OTCQB: OMQS) ("OMNIQ" or the "Company"), a leading provider of AI-based computer vision solutions, reports that increased government funding and rapid advances in artificial intelligence are driving demand for machine vision, vehicle recognition, and intelligent monitoring technologies across government and commercial markets as there has been more than $170 billion in funding authorized for security and immigration projects.

Recent reporting by The Wall Street Journal highlighted that more than $170 billion has been allocated toward immigration and security initiatives, along with approximately $165 billion in additional Homeland Security funding, including billions of dollars designated for border technology and surveillance infrastructure.

The funding comes as the adoption of artificial intelligence-powered surveillance and machine vision technologies continues to accelerate. According to Grand View Research, the global computer vision market is projected to grow from approximately $19.8 billion in 2024 to $58.3 billion by 2030, while the AI in video surveillance market is expected to expand from approximately $6.5 billion to $28.8 billion during the same period.

The Wall Street Journal described the rapid expansion of AI-powered surveillance and monitoring technologies as an emerging "AI gold rush," attracting new competitors and accelerating innovation across the machine vision industry. OMNIQ's recent deployments include AI-powered vehicle recognition, mobile license plate recognition, vehicle damage inspection, healthcare monitoring applications, and intelligent monitoring solutions supporting transportation, parking, and enterprise operations.

"We're encouraged to see the level of investment and innovation taking place across the machine vision industry," said Shai Lustgarten, Chief Executive Officer of OMNIQ. "What we're seeing now is a great opportunity for omniQ and our products. This investment and significant funding create broader recognition of the practical applications and value that omniQ’s technology and products can deliver across government and commercial markets."

ABOUT OMNIQ
OMNIQ CORP. (or omniQ) uses patented and proprietary artificial intelligence (AI) technology to deliver machine vision image processing solutions, including data collection, real-time surveillance, and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications.

The technology and services we provide help our clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

Our principal solutions include hardware, software, communications, automated management services, technical services, and support. Our highly tenured team of professionals has the knowledge and expertise to simplify the integration process for our customers. We deliver practical problem-solving solutions backed by numerous customer references.

Privacy and Data Security Commitment

OMNIQ solutions are built with strict privacy and data protection standards. All information is processed and stored within secure private networks that are not accessible to outside sources or unrelated departments. The system ensures that data is used only for authorized operational purposes and never for public tracking, third-party sharing, or external access. OMNIQ maintains full compliance with customer data policies and provides transparency and control to every participating organization.

For more information about OMNIQ Corp. and its innovative solutions, please visit www.omniq.com.

INFORMATION ABOUT FORWARD LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate,” “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at SEC.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Contact

IR@OMNIQ.COM